EXHIBIT 99.1

Timberline Amends Agreement to Acquire Assets of
Wolfpack Gold

Coeur d’Alene, Idaho – April 17, 2014 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that it has restructured its proposed acquisition of Wolfpack Gold Corp. (TSX-V: WFP) (“Wolfpack”) and has executed an Amended Letter of Intent (“LOI”) reflecting the revised terms.  Timberline’s acquisition of Wolfpack is expected to create a Nevada-focused gold exploration company with a substantial portfolio of quality assets in a world-class jurisdiction.

Pursuant to the amended structure, Timberline intends to acquire all of the outstanding shares of a Wolfpack subsidiary which will hold all of Wolfpack’s current assets other than its uranium holdings in exchange for shares of common stock in the capital of Timberline at a ratio equal to 0.75 shares of Timberline for each outstanding share of Wolfpack.  Wolfpack expects to distribute the Timberline shares to its shareholders at closing through dividend or other means.  Under the amended terms of the LOI, Timberline will retain ownership of its 50% carried-to-production interest in the Butte Highlands Gold Project in Montana.

Upon completion of the transaction, Timberline shareholders will hold, as a group, approximately 65% of the outstanding shares of Timberline, while Wolfpack shareholders will hold, as a group, approximately 35% of the outstanding Timberline shares.  At a result of the acquisition, Timberline will acquire a number of gold projects in Nevada and approximately US$4.7 million in cash, inclusive of the loan.  The exact transaction structure and timing will be determined following completion of due diligence and a review of tax, securities law and related issues, and remain subject to any necessary shareholder, corporate, and regulatory approvals.

Timberline President and CEO Paul Dircksen commented, “We are pleased that this amended acquisition structure includes a greater share of ownership for Timberline shareholders and the retention of our ownership interest in the Butte Highlands project where final permits appear to be forthcoming soon.  While operation of the project is in the hands of our joint venture partner, who has already completed significant pre-development work, Timberline’s shareholders will continue to benefit from the future developments at Butte Highlands as well as acquire ownership of additional gold properties in Nevada, and funding that will allow us to advance our priority properties”.

Timberline and Wolfpack have agreed to extend the exclusivity period until May 5, 2014, during which time the parties will complete their respective due diligence and, upon satisfactory completion thereof, conclude a definitive agreement.  The acquisition is expected to be completed by a plan of arrangement or other suitable mechanism.

At closing, Timberline expects to reconstitute its board of directors to be comprised of five directors, three of whom will be nominated by the Company and two of whom will be nominated by Wolfpack.  Wolfpack chairman Mr. William Sheriff will be appointed as Chairman of the Board while Paul Dircksen will continue as the President and Chief Executive Officer of Timberline and Randy Hardy will continue as the Chief Financial Officer.  The Company also anticipates at closing that it will consolidate its shares on a ratio to be determined by the Company’s Board of Directors.  Additionally, the LOI requires a break fee in the amount of US$500,000 be paid by a party electing to terminate the definitive agreement to accept a third party superior proposal.

Under the terms of the LOI, Wolfpack has agreed to provide Timberline with a bridge loan of up to US$1,000,000 to fund the working capital needs of Timberline during the interim period prior to the completion of the proposed transaction.  Repayment of the loan is secured by Timberline’s interest in the Seven Troughs property located in Pershing County, Nevada. As previously announced, Wolfpack provided Timberline the initial advance of US$500,000 under the bridge loan on March 14, 2014.

Completion of the proposed acquisition is subject to a number of conditions, including satisfactory completion of due diligence by each of the parties, execution of a mutually acceptable definitive agreement by May 5, 2014, and receipt by both Wolfpack and Timberline of all stock exchange and third party approvals, including shareholder approval, if required.  Advancement of the bridge loan and any conversion thereof into Timberline shares, is subject to receipt by both parties of stock exchange approval.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana. Timberline’s exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits that are developed into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

About Wolfpack

Wolfpack Gold's mandate is to advance low cost heap leach and high grade underground gold projects towards production in the western United States. The advanced Adelaide and Castle-Black Rock projects have previous operating histories as open pit heap leach operations before closing due to low gold prices in the 1980’s. With quality assets in a world class jurisdiction, a budgeted three-year plan and an exploration team with documented exploration discoveries in Nevada, Wolfpack Gold is positioned to advance new and existing discoveries towards production.  In addition, the Company has a 100% interest, with no holding costs, on 115,000+ acres (46,400 ha) of private mineral rights in New Mexico, including the Crownpoint and Hosta Butte uranium deposits. These deposits contain an

2 | TIMBERLINE RESOURCES

indicated resource of 26.6 MM pounds U3O8 at an average grade of 0.105% 4 eU3O8 and an inferred resource of 6.1 MM pounds U3O8 at an average grade of 0.110 eU3O8 (Beahm, 2012). A portion of these resources are under NRC license.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the development of the Company’s Butte Highlands project, timing for permitting at the Butte Highlands project, the timing, final exchange ratio and other terms, and completion of the proposed acquisition of a subsidiary of Wolfpack Gold, entry into a definitive agreement prior to the end of the exclusivity period, board and management composition following the Wolfpack acquisition, the amount of funds to be acquired, the potential for enhanced value to shareholders and the facilitation of financing following the acquisition of a Wolfpack subsidiary, the divestiture of Wolfpack’s uranium properties, completion of satisfactory due diligence and potential development and production of the properties of the combined company and other such similar statements. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the timing and completion of the proposed transaction with Wolfpack Gold, unsatisfactory results of due diligence, the receipt of a superior proposal by one of the parties, failure to receive necessary regulatory or shareholder approvals, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2013.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

None of the securities anticipated to be issued pursuant to the proposed business combination have been or will be registered under the Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws, and are anticipated to be issued in reliance upon available exemptions from such registration requirements under Section 3(a)(10) of the U.S. Securities Act and applicable exemptions under state securities laws.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:
Paul Dircksen, CEO
Phone: 208.664.4859

3 | TIMBERLINE RESOURCES